Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing .

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.
This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.
This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Soundview Home Loan Trust 2007-1

$377,538,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer

Greenwich Capital Markets, Inc.
Sole Underwriter

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Andrew Jewett	(203) 618-2473	andrew.jewett@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Bob Pucel	(203) 625-6160	pucelr@gcm.com
Mark Bower	(203) 625-6160	bowerm@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com
Regina Bergeland	(212) 438-3967	regina_bergeland@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Anthony Deshetler	(201) 915-8306	Anthony.Deshetler@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: February 14, 2007

Soundview Home Loan Trust 2007-1
Asset Backed Certificates, Series 2007-1
$377,538,000 (Approximate)

Soundview Home Loan Trust 2007-1

Class(1,2,3)	Principal Amount ($)	WAL (Years) Call/Mat	Principal Window (3) (Mths) Call/Mat CallWindow(3)*	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type
I-A-1	$228,936,000	Not offered herein		AAA/Aaa/AAA	March 2037	Floating Rate Pass Through Senior
II-A-1	$146,340,000	0.98 / 0.98	1-22 / 1-22	AAA/Aaa/AAA	March 2037	Floating Rate Sequential Senior
II-A-2	$24,340,000	2.00 / 2.00	22-26 / 22-26	AAA/Aaa/AAA	March 2037	Floating Rate Sequential Senior
II-A-3	$78,950,000	3.46 / 3.46	26-72 / 26-72	AAA/Aaa/AAA	March 2037	Floating Rate Sequential Senior
II-A-4	$29,834,000	6.74 / 9.01	72 -82 / 72-195	AAA/Aaa/AAA	March 2037	Floating Rate Sequential Senior
M-1	$20,564,000	4.84 / 5.38	44-82 / 44-164	AA+/Aa1/AA+	March 2037	Floating Rate Subordinate
M-2	$18,666,000	4.75 / 5.27	42-82 / 42-152	AA/Aa2/AA	March 2037	Floating Rate Subordinate
M-3	$10,756,000	4.70 / 5.20	41-82 / 41-145	AA-/Aa3//AA-	March 2037	Floating Rate Subordinate
M-4	$9,807,000	4.68 / 5.16	40-82 / 40-140	A+/A1/A+	March 2037	Floating Rate Subordinate
M-5	$9,175,000	4.66 / 5.12	39-82 / 39-134	A/A2/A	March 2037	Floating Rate Subordinate
M-6	$8,542,000	4.64 / 5.06	39-82 / 39-129	A-/A3/A-	March 2037	Floating Rate Subordinate
M-7	$8,226,000	4.63 / 5.02	38-82 / 38-122	BBB+/Baa1/BBB+	March 2037	Floating Rate Subordinate
M-8	$6,327,000	4.61 / 4.95	38-82 / 38-115	BBB/Baa2/BBB	March 2037	Floating Rate Subordinate
M-9	$6,011,000	4.61 / 4.89	38-82 / 38-108	BBB-/Baa3/BBB-	March 2037	Floating Rate Subordinate
M-10	$6,327,000	Not offered herein		BB+/Ba1/BB+	March 2037	Floating Rate Subordinate
Total:	$612,801,000

(1)
The Class I-A-1 Certificates are backed by the cash flows from the Group I Mortgage Loans. The Class II- A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed by the cash flow from the Group II Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Mortgage Loans(as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The margin on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 1.5x on the first Distribution Date after the first possible clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.

Depositor:	Financial Asset Securities Corp.

Originators:
Mortgage Lenders Network USA, Inc (59.46%), Ameriquest Mortgage Co (37.98%), Mortgage Network Inc (1.66%), Nationstar Mortgage LLC (0.27%), First NLC Financial Services, LLC (0.21%), Fremont Investment & Loan (0.15%), New Century Financial Corporation (0.08%), Countrywide Home Loans, LP (0.07%), HSBC Mortgage Corporation (USA) (0.05%), NovaStar Mortgage Inc (0.03%), Long Beach Mortgage Company (0.02%), Meritage Mortgage Corporation (0.02%) and Aames Financial Corp. (0.003%).

Servicer:
Ocwen Loan Servicing, LLC (59.46%), Central Mortgage Corporation (39.39%), GMAC Mortgage Corporation (0.52%), Wells Fargo Bank NA (0.48%), Countrywide Home Loans Servicing, LP (0.12%) and JP Morgan Chase Bank, National Association (0.03%).

Credit Risk Manager:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Master Servicer:	Wells Fargo Bank, N.A.

Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee:	Deutsche Bank National Trust Company.

Custodians:	Deutsche Bank National Trust Company, U.S. Bank National Association. and The Bank of New York.

Interest Rate Swap Provider:	[TBD]

Interest Rate Cap Provider:	[TBD]

Basis Risk Cap Provider:	[TBD]

Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”), the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (together, the “Group II Certificates”, together with the Group I Certificates, the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (together, the “Class M Certificates” or the “Subordinate Certificates”). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates”. The Senior Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates”. The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The Trust will also issue the Class C, Class P, Class R, Class R-X and Class X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, the close of business on February 1, 2007.

Expected Pricing Date:	On or about February [20], 2007.

Expected Closing Date:	On or about February 27, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in March 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement, the Class A Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Class A Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement, provided that certain conditions are satisfied (as described in the prospectus supplement). The Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

ARM Loans: 100% PPC (100% PPC: 2.0% - 30.0% over 12 months, 30.0 % until month 23, 60.0% for 4 months then 35% thereafter)

FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% over 12 months)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $632,731,851 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

The Mortgage Loans will be divided into the Group I Mortgage Loans and Group II Mortgage Loans.

As of the Cut-off Date, the “Group I Mortgage Loans” consisted of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming mortgage loans with an aggregate principal balance of approximately $284,923,641.

As of the Cut-off Date, the “Group II Mortgage Loans”, together with the Group I Initial Mortgage Loans the “Initial Mortgage Loans”, consisted primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans with an aggregate principal balance of approximately $347,808,211.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

It is expected that no more than 0.83% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-89 days delinquent using the OTS Method.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate and (iii) the credit risk management fee rate.

Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate and (iii) the credit risk management fee rate.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:
The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans minus the Swap Expense Fee Rate, plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the related Mortgage Loans and (y) 12.

Net WAC Rate:
The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rate for the Mortgage Loans minus the Swap Expense Fee Rate.

Swap Expense Fee Rate:
The "Swap Expense Fee Rate" for any Distribution Date is an amount, expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by (x) for purposes of calculating the Net WAC Rate for any Distribution Date and the Offered Certificates, the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date and (y) for purposes of calculating the Maximum Cap Rate for any Distribution Date, the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Charge-off Policy:
Any second lien Mortgage Loan delinquent more than 180 days will be generally charged off. Any recoveries of principal and interest on any of the second lien Mortgage Loans will be distributed solely to the holders of the Class X Certificates.

Interest Rate Swap Agreement:
On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein, Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in December 2007 and ending with the Distribution Date in February 2012 the Trust, shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.275% per annum, (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in February 2012.

Interest Rate Cap Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.00% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in February 2012.

Basis Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in November 2007.

Credit Enhancement:	Consists of the following:

	1) Excess Cashflow (includes payments owed by the trust from the Interest Rate Swap Agreement and Interest Rate Cap Agreements, if any);

	2) Overcollateralization Amount; and

	3) Subordination.

Credit Support:	Class	Rating (S/M/F)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
	Senior	AAA/Aaa/AAA	19.65%	39.30%
	M-1	AA+/Aa1/AA+	16.40%	32.80%
	M-2	AA/Aa2/AA	13.45%	26.90%
	M-3	AA-/Aa3//AA-	11.75%	23.50%
	M-4	A+/A1/A+	10.20%	20.40%
	M-5	A/A2/A	8.75%	17.50%
	M-6	A-/A3/A-	7.40%	14.80%
	M-7	BBB+/Baa1/BBB+	6.10%	12.20%
	M-8	BBB/Baa2/BBB	5.10%	10.20%
	M-9	BBB-/Baa3/BBB-	4.15%	8.30%
	M-10	BB+/Ba1/BB+	3.15%	6.30%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:
If the Excess Cashflow and overcollateralization, any amounts paid under the Interest Rate Swap Agreement and any amounts paid under the Interest Rate Cap Agreement are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization Amount:
The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [3.15]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required Overcollateralization Target:	On any Distribution Date, the “Required Overcollateralization Target” is equal to:

(i) prior to the Stepdown Date, [3.15]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and

(ii) on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(a) [6.30]% of the current principal balance of the Mortgage Loans;

(b) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”), and

(iii) during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of

(i) the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and

(ii) the later to occur of

(x) the Distribution Date occurring in March 2010 and

(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to approximately [39.30]%.

Credit Enhancement Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:
A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date if the 60+ delinquency percentage exceeds [40.71]% of the current Credit Enhancement Percentage of the Senior Certificates.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

	Distribution Date	Percentage
	March 2009 - February 2010	[1.25]% for the first month plus an additional 1/12th of [1.50]% for each month thereafter
	March 2010 - February 2011	[2.75]% for the first month plus an additional 1/12th of [1.60]% for each month thereafter
	March 2011 - February 2012	[4.35]% for the first month plus an additional 1/12th of [1.30]% for each month thereafter
	March 2012 - February 2013	[5.65]% for the first month plus an additional 1/12th of [0.80]% for each month thereafter
	March 2013 - February 2014	[6.45]% for the first month plus an additional 1/12th of [0.10]% for each month thereafter
	March 2014 and thereafter	[6.55]%

Trigger Event:	A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1) Interest funds, net of master servicing, servicing fees and credit risk manager fees, Net Swap Payments owed to the Swap Provider, if any, as follows: first, to pay monthly interest plus any previously unpaid interest pro-rata to the Senior Certificates, generally from interest collected in the related loan group, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates, tenth, monthly interest to the Class M-9 Certificates and eleventh, monthly interest to the Class M-10 Certificates.

2) Principal funds, as follows: monthly principal to the Senior Certificates, generally based on principal collected from the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-2 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-3 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown.”

3) Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4) From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5) To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates and then to the Class M-10 Certificates.

6) Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement .)

Principal Paydown:
Principal allocated to the Group I Certificates will be distributed to the Class I-A-1 Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group II Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1) Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2) On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least [39.30]% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least [32.80]% credit enhancement, third to the Class M-2 Certificates such that the Clas M-2 Certificates will have [26.90]% credit enhancement, fourth to the Class M-3 Certificates, such that the M-3 Certificates will have at least [23.50]% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [20.40]% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [17.50]% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [14.80]% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least [12.20]% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least [10.20]% credit enhancement, tenth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least [8.30]% credit enhancement and eleventh, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least [6.30]% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:

(i) the net swap payments owed to the Swap Provider for such Distribution Date,

(ii) any net swap payments received from the Swap Provider for such Distribution Date,

(iii) any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

On each Distribution Date, following the distribution of Excess Cashflow payments and any net swap payments received from the Swap Provider shall be distributed from the Swap Account as follows:

(i) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii) to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv) to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v) an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Cap Account:	Funds deposited into Cap Account on a Distribution Date will include:
(i) the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow funds will be deposited into the Swap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii) to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii) to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv) to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v) an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Interest Rate Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	0.00	N/A	N/A
2	0.00	0.000000	0.000000
3	0.00	0.000000	0.000000
4	0.00	0.000000	0.000000
5	0.00	0.000000	0.000000
6	0.00	0.000000	0.000000
7	0.00	0.000000	0.000000
8	0.00	0.000000	0.000000
9	0.00	0.000000	0.000000
10	229,449.45	5.275000	9.000000
11	217,100.07	5.275000	9.000000
12	383,744.56	5.275000	9.000000
13	811,847.14	5.275000	9.000000
14	735,142.69	5.275000	9.000000
15	1,111,083.84	5.275000	9.000000
16	1,008,342.48	5.275000	9.000000
17	1,296,786.50	5.275000	9.000000
18	1,893,400.35	5.275000	9.000000
19	1,743,271.81	5.275000	9.000000
20	2,138,364.36	5.275000	9.000000
21	2,126,094.81	5.275000	9.000000
22	2,859,950.66	5.275000	9.000000
23	45,339,963.18	5.275000	9.000000
24	81,465,161.81	5.275000	9.000000
25	73,048,673.05	5.275000	9.000000
26	65,706,548.42	5.275000	9.000000
27	68,285,175.88	5.275000	9.000000
28	73,320,908.46	5.275000	9.000000
29	72,437,229.80	5.275000	9.000000
30	69,330,984.82	5.275000	9.000000
31	66,066,388.58	5.275000	9.000000
32	62,997,733.50	5.275000	9.000000
33	60,041,727.62	5.275000	9.000000
34	57,290,235.26	5.275000	9.000000
35	57,772,959.38	5.275000	9.000000
36	58,164,838.83	5.275000	9.000000
37	55,539,664.03	5.275000	9.000000
38	52,924,216.34	5.275000	9.000000
39	50,431,809.06	5.275000	9.000000
40	48,056,658.73	5.275000	9.000000
41	45,793,253.56	5.275000	9.000000
42	43,636,340.67	5.275000	9.000000
43	41,580,914.19	5.275000	9.000000
44	39,622,202.86	5.275000	9.000000
45	37,755,659.88	5.275000	9.000000
46	35,976,952.00	5.275000	9.000000
47	34,298,003.44	5.275000	9.000000
48	32,690,600.79	5.275000	9.000000
49	31,176,758.51	5.275000	9.000000
50	29,721,919.09	5.275000	9.000000
51	29,151,600.14	5.275000	9.000000
52	29,259,499.14	5.275000	9.000000
53	28,156,419.60	5.275000	9.000000
54	26,840,021.70	5.275000	9.000000
55	25,569,858.77	5.275000	9.000000
56	24,359,698.04	5.275000	9.000000
57	23,206,699.40	5.275000	9.000000
58	22,108,176.44	5.275000	9.000000
59	21,771,716.24	5.275000	9.000000
60	21,277,021.42	5.275000	9.000000
61	0.00	N/A	N/A

Interest Rate Swap Agreement Schedule
Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	0.00	0.000000
3	0.00	0.000000
4	0.00	0.000000
5	0.00	0.000000
6	0.00	0.000000
7	0.00	0.000000
8	0.00	0.000000
9	0.00	0.000000
10	507,291,131.18	5.275000
11	490,249,883.45	5.275000
12	473,154,259.60	5.275000
13	456,284,326.16	5.275000
14	440,429,320.97	5.275000
15	422,903,009.91	5.275000
16	404,456,097.33	5.275000
17	386,154,203.28	5.275000
18	368,577,219.11	5.275000
19	353,779,381.56	5.275000
20	340,410,633.30	5.275000
21	328,316,218.30	5.275000
22	315,908,205.66	5.275000
23	257,877,815.47	5.275000
24	203,218,197.59	5.275000
25	194,656,828.12	5.275000
26	186,473,803.32	5.275000
27	172,021,814.37	5.275000
28	158,136,120.21	5.275000
29	150,527,217.80	5.275000
30	145,470,651.12	5.275000
31	140,888,517.61	5.275000
32	136,413,621.43	5.275000
33	132,116,908.62	5.275000
34	127,894,680.98	5.275000
35	120,705,925.97	5.275000
36	113,865,197.79	5.275000
37	110,288,312.09	5.275000
38	106,938,133.76	5.275000
39	103,691,829.96	5.275000
40	100,546,066.23	5.275000
41	97,497,620.50	5.275000
42	94,543,379.09	5.275000
43	91,680,332.82	5.275000
44	88,905,573.31	5.275000
45	86,216,289.37	5.275000
46	83,609,763.59	5.275000
47	81,067,315.15	5.275000
48	78,610,614.90	5.275000
49	76,211,519.30	5.275000
50	73,898,565.56	5.275000
51	70,840,561.57	5.275000
52	67,236,536.45	5.275000
53	64,970,070.40	5.275000
54	63,040,484.60	5.275000
55	61,181,487.44	5.275000
56	59,377,319.55	5.275000
57	57,625,289.60	5.275000
58	55,922,005.58	5.275000
59	53,558,846.73	5.275000
60	51,449,865.48	5.275000
61	N/A	N/A

Basis Risk Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	612,801,000.00	8.087840	10.500
2	612,801,000.00	6.787610	10.500
3	612,801,000.00	7.018400	10.500
4	606,143,755.00	6.797040	10.500
5	595,394,779.00	7.028410	10.500
6	583,980,851.00	6.805470	10.500
7	572,016,119.00	6.808360	10.500
8	559,536,684.00	7.037680	10.500
9	546,570,153.00	6.812350	10.500
10	N/A	N/A	N/A

Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$632,731,851	$5,266	$1,035,000
Average Scheduled Principal Balance	$193,911
Number of Mortgage Loans	3,263

Weighted Average Gross Coupon	7.482%	4.900%	14.750%
Weighted Average FICO Score	670	500	818
Weighted Average Combined Original LTV	79.60%	9.29%	100.00%
Weighted Average Total LTV (incl. Silent 2nds)	82.61%	9.29%	100.00%
Weighted Average Debt Ratio	39.97%	0.62%	56.60%

Weighted Average Original Term	347 months	120 months	360 months
Weighted Average Stated Remaining Term	342 months	101 months	360 months
Weighted Average Seasoning	5 months	0 months	35 months

Weighted Average Gross Margin	4.232%	1.900%	9.500%
Weighted Average Minimum Interest Rate	5.460%	1.900%	12.090%
Weighted Average Maximum Interest Rate	13.485%	10.625%	19.090%
Weighted Average Initial Rate Cap	3.065%	1.500%	6.000%
Weighted Average Subsequent Rate Cap	1.010%	1.000%	2.000%
Weighted Average Months to Roll	29 months	3 months	59 months

Maturity Date		Jul 1 2015	Feb 1 2037
Maximum Zip Code Concentration	0.36%	10469

ARM	56.80%	First Lien	94.28%
Fixed Rate	43.20%	Second Lien	5.72%

2/13 6 MO LIBOR 30/15 Balloon	0.01%	Alternative Documentation	0.00%
2/28 6 MO LIBOR	11.96%	Full Documentation	67.65%
2/28 6 MO LIBOR 40/30 Balloon	10.67%	Limited Documentation	9.89%
2/28 6 MO LIBOR 50/30 Balloon	1.76%	NIVA	0.05%
2/28 6 MO LIBOR IO	5.63%	No Documentation	0.40%
3/27 6 MO LIBOR	6.21%	No Ratio	1.11%
3/27 6 MO LIBOR 40/30 Balloon	1.85%	Stated Documentation	20.89%
3/27 6 MO LIBOR 50/30 Balloon	0.13%
3/27 6 MO LIBOR IO	9.92%	Cash Out Refinance	74.94%
5/25 6 MO LIBOR	2.83%	Purchase	20.74%
5/25 6 MO LIBOR 40/30 Balloon	0.43%	Rate/Term Refinance	4.32%
5/25 6 MO LIBOR 50/30 Balloon	0.24%
5/25 6 MO LIBOR IO	5.15%	Condominium	5.40%
Fixed Rate	30.40%	Planned Unit Development	15.30%
Fixed Rate 30/15 Balloon	4.47%	Rowhouse	0.37%
Fixed Rate 40/30 Balloon	2.88%	Single Family	69.85%
Fixed Rate 50/30 Balloon	0.36%	Townhouse	0.48%
Fixed Rate IO	5.10%	Two-to-Four Family	8.61%

Interest Only	25.80%	Investor	4.53%
Not Interest Only	74.20%	Primary	93.51%
		Second Home	1.95%
Prepay Penalty: N/A	43.25%
Prepay Penalty: 12 months	10.58%	Top States:
Prepay Penalty: 24 months	19.47%	Florida	18.30%
Prepay Penalty: 30 months	0.10%	California	9.63%
Prepay Penalty: 36 months	26.59%	New York	8.97%
Prepay Penalty: 60 months	0.01%	Maryland	6.96%
		New Jersey	6.44%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	361	12,214,118.84	1.93%	10.981	207	94.65	636
50,000.01 - 100,000.00	577	44,067,406.82	6.96%	8.826	284	80.06	660
100,000.01 - 150,000.00	675	83,886,461.56	13.26%	7.916	331	79.18	665
150,000.01 - 200,000.00	501	87,126,820.93	13.77%	7.588	346	78.75	662
200,000.01 - 250,000.00	313	69,379,574.31	10.97%	7.221	351	78.51	669
250,000.01 - 300,000.00	248	67,905,717.44	10.73%	7.125	353	78.66	672
300,000.01 - 350,000.00	150	48,547,474.48	7.67%	7.159	354	80.54	671
350,000.01 - 400,000.00	114	42,279,560.52	6.68%	7.174	353	81.04	680
400,000.01 - 450,000.00	87	37,064,607.58	5.86%	7.015	353	77.59	678
450,000.01 - 500,000.00	77	36,960,283.63	5.84%	7.116	355	79.45	675
500,000.01 - 550,000.00	36	18,795,422.07	2.97%	7.189	357	80.89	670
550,000.01 - 600,000.00	37	21,237,590.06	3.36%	7.068	356	79.39	680
600,000.01 - 650,000.00	28	17,502,413.16	2.77%	6.932	351	80.53	686
650,000.01 - 700,000.00	17	11,487,977.83	1.82%	7.103	357	75.86	679
700,000.01 - 750,000.00	10	7,264,461.06	1.15%	7.301	356	85.20	657
750,000.01 - 800,000.00	15	11,628,535.53	1.84%	7.468	357	80.25	665
800,000.01 - 850,000.00	6	5,016,984.14	0.79%	6.968	357	79.75	673
850,000.01 - 900,000.00	4	3,530,700.00	0.56%	6.228	357	78.14	699
900,000.01 - 950,000.00	2	1,822,600.00	0.29%	6.581	354	65.68	661
950,000.01 - 1,000,000.00	4	3,978,141.50	0.63%	5.481	358	78.55	728
1,000,000.01+	1	1,035,000.00	0.16%	8.040	359	90.00	658
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	1	978,400.00	0.15%	4.900	358	80.00	722
5.000 - 5.499	27	12,758,012.59	2.02%	5.315	357	72.00	736
5.500 - 5.999	201	54,753,554.94	8.65%	5.867	348	69.34	732
6.000 - 6.499	437	102,485,588.25	16.20%	6.252	344	70.95	715
6.500 - 6.999	652	143,736,873.00	22.72%	6.734	347	79.34	696
7.000 - 7.499	293	66,617,780.41	10.53%	7.214	352	82.81	663
7.500 - 7.999	313	74,239,208.24	11.73%	7.741	355	82.47	647
8.000 - 8.499	187	40,792,495.27	6.45%	8.239	356	82.29	618
8.500 - 8.999	247	43,774,347.40	6.92%	8.740	351	83.23	610
9.000 - 9.499	130	24,862,503.41	3.93%	9.251	356	85.25	598
9.500 - 9.999	156	22,783,523.03	3.60%	9.698	343	85.88	596
10.000 -10.499	96	9,915,954.06	1.57%	10.210	317	86.48	580
10.500 -10.999	100	9,488,021.23	1.50%	10.710	284	89.44	607
11.000 -11.499	103	6,171,856.25	0.98%	11.243	225	96.21	643
11.500 -11.999	142	9,434,420.96	1.49%	11.740	194	96.77	639
12.000 -12.499	132	6,983,824.00	1.10%	12.218	189	98.34	619
12.500 -12.999	30	1,922,476.64	0.30%	12.691	204	95.68	622
13.000 -13.499	11	659,393.91	0.10%	13.150	180	98.27	612
13.500 -13.999	3	236,977.70	0.04%	13.606	209	92.26	544
14.000 -14.499	1	33,900.17	0.01%	14.350	237	80.00	500
14.500 -14.999	1	102,740.00	0.02%	14.750	238	75.00	508
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	107	18,396,357.33	2.91%	9.631	351	75.29	511
525-549	92	15,580,751.86	2.46%	8.833	352	74.63	537
550-574	142	26,346,022.89	4.16%	8.696	352	80.01	560
575-599	179	32,016,936.63	5.06%	8.514	351	80.24	588
600-624	435	66,262,874.92	10.47%	8.501	335	84.79	613
625-649	445	80,004,645.70	12.64%	8.117	337	83.73	638
650-674	313	59,057,070.19	9.33%	7.704	342	82.85	662
675-699	568	119,067,959.61	18.82%	7.068	340	80.75	688
700+	982	215,999,232.33	34.14%	6.520	343	75.53	740
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	184	27,530,142.83	4.35%	6.622	333	40.28	701
50.00- 54.99	61	11,203,902.92	1.77%	6.743	336	52.21	684
55.00- 59.99	81	16,963,016.25	2.68%	6.563	343	57.43	697
60.00- 64.99	109	22,625,134.39	3.58%	6.952	345	62.49	676
65.00- 69.99	140	28,600,281.23	4.52%	6.832	348	67.70	677
70.00- 74.99	175	43,411,298.00	6.86%	6.684	351	72.20	681
75.00- 79.99	322	79,447,427.37	12.56%	6.861	348	77.73	676
80.00	619	149,551,007.99	23.64%	7.309	356	80.00	666
80.01- 84.99	112	24,677,039.17	3.90%	7.127	347	83.49	684
85.00- 89.99	331	68,386,519.40	10.81%	7.747	349	86.93	654
90.00- 94.99	392	87,650,944.47	13.85%	7.727	351	90.33	662
95.00- 99.99	140	25,720,152.31	4.06%	8.176	334	95.43	677
100.00	597	46,964,985.13	7.42%	10.447	255	100.00	648
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	183	27,290,013.65	4.31%	6.625	332	40.29	701
50.00- 54.99	61	11,203,902.92	1.77%	6.743	336	52.21	684
55.00- 59.99	81	16,963,016.25	2.68%	6.563	343	57.43	697
60.00- 64.99	107	21,620,858.34	3.42%	6.961	344	62.47	675
65.00- 69.99	139	28,106,015.63	4.44%	6.826	348	67.43	677
70.00- 74.99	170	42,473,215.60	6.71%	6.684	351	72.19	681
75.00- 79.99	309	74,976,594.90	11.85%	6.900	348	77.58	673
80.00	248	59,422,679.48	9.39%	7.045	352	79.97	665
80.01- 84.99	116	26,528,073.17	4.19%	7.066	347	82.96	685
85.00- 89.99	327	67,994,739.43	10.75%	7.740	349	86.88	654
90.00- 94.99	402	92,750,732.39	14.66%	7.610	352	89.54	666
95.00- 99.99	172	33,713,370.00	5.33%	7.892	340	91.66	679
100.00	948	129,688,639.70	20.50%	8.624	321	87.30	657
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	12	902,414.33	0.14%	7.137	113	62.31	688
180	582	38,709,155.45	6.12%	10.206	176	90.75	661
240	100	8,458,887.44	1.34%	8.425	234	76.36	678
264	1	88,000.00	0.01%	7.348	263	47.26	552
300	40	4,828,623.00	0.76%	7.507	293	82.84	717
324	1	147,600.00	0.02%	8.225	323	90.00	644
360	2,527	579,597,171.24	91.60%	7.286	355	78.90	670
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	12	902,414.33	0.14%	7.137	113	62.31	688
121-180	582	38,709,155.45	6.12%	10.206	176	90.75	661
181-240	100	8,458,887.44	1.34%	8.425	234	76.36	678
241-300	41	4,916,623.00	0.78%	7.504	293	82.20	714
301-360	2,528	579,744,771.24	91.63%	7.287	355	78.91	670
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	174	33,922,150.20	5.36%	7.510	334	78.77	655
20.01 -25.00	153	27,415,902.83	4.33%	7.434	339	77.70	668
25.01 -30.00	276	53,414,542.25	8.44%	7.045	342	76.48	692
30.01 -35.00	355	66,626,430.63	10.53%	7.204	342	77.40	679
35.01 -40.00	426	74,427,006.96	11.76%	7.475	342	78.66	674
40.01 -45.00	630	128,243,474.05	20.27%	7.457	343	80.41	675
45.01 -50.00	802	161,034,972.16	25.45%	7.500	344	81.38	674
50.01 -55.00	402	77,636,218.58	12.27%	8.095	341	82.15	627
55.01 -60.00	1	62,071.64	0.01%	7.625	354	67.72	742
None	44	9,949,082.16	1.57%	7.031	344	67.10	704
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,481	359,362,551.48	56.80%	7.479	356	80.56	656
Fixed Rate	1,782	273,369,299.98	43.20%	7.486	324	78.33	687
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR 30/15 Balloon	1	37,826.44	0.01%	10.500	165	100.00	617
2/28 6 MO LIBOR	376	75,702,953.66	11.96%	8.367	358	81.57	607
2/28 6 MO LIBOR 40/30 Balloon	264	67,533,572.07	10.67%	8.169	358	82.27	614
2/28 6 MO LIBOR 50/30 Balloon	36	11,116,863.47	1.76%	7.780	359	82.75	652
2/28 6 MO LIBOR IO	123	35,610,602.04	5.63%	7.615	358	82.78	645
3/27 6 MO LIBOR	206	39,275,537.72	6.21%	6.971	352	79.68	689
3/27 6 MO LIBOR 40/30 Balloon	59	11,729,797.37	1.85%	8.446	358	85.35	608
3/27 6 MO LIBOR 50/30 Balloon	3	827,935.17	0.13%	6.393	358	82.14	699
3/27 6 MO LIBOR IO	207	62,784,597.79	9.92%	6.491	352	79.87	712
5/25 6 MO LIBOR	84	17,929,067.14	2.83%	6.618	352	78.08	708
5/25 6 MO LIBOR 40/30 Balloon	7	2,689,960.92	0.43%	6.579	358	82.07	663
5/25 6 MO LIBOR 50/30 Balloon	5	1,545,600.00	0.24%	7.652	359	78.85	683
5/25 6 MO LIBOR IO	110	32,578,237.69	5.15%	6.464	353	73.44	710
Fixed Rate	1,131	192,342,547.25	30.40%	7.028	336	75.81	694
Fixed Rate 30/15 Balloon	475	28,308,759.03	4.47%	11.382	178	98.99	649
Fixed Rate 40/30 Balloon	71	18,200,626.28	2.88%	7.814	358	80.99	635
Fixed Rate 50/30 Balloon	7	2,259,859.96	0.36%	7.690	359	77.14	693
Fixed Rate IO	98	32,257,507.46	5.10%	6.599	355	73.86	711
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	538	163,230,944.98	25.80%	6.752	354	78.03	697
Not Interest Only	2,725	469,500,906.48	74.20%	7.736	338	80.14	660
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,493	273,663,535.87	43.25%	7.290	340	77.96	683
Prepay Penalty: 12 months	263	66,956,262.63	10.58%	7.872	343	80.15	659
Prepay Penalty: 24 months	628	123,181,935.08	19.47%	8.191	349	82.70	625
Prepay Penalty: 30 months	3	609,367.73	0.10%	6.761	352	91.08	735
Prepay Penalty: 36 months	874	168,247,528.07	26.59%	7.121	340	79.72	685
Prepay Penalty: 60 months	2	73,222.08	0.01%	10.723	155	100.00	617
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,633	596,531,505.01	94.28%	7.250	351	78.55	671
Second Lien	630	36,200,346.45	5.72%	11.296	197	96.89	643
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	1	16,594.96	0.00%	10.740	154	100.00	598
Full Documentation	2,330	428,041,137.34	67.65%	7.334	341	79.37	671
Limited Documentation	281	62,608,783.70	9.89%	7.318	345	80.25	665
NIVA	2	288,704.23	0.05%	8.953	347	70.50	546
No Documentation	14	2,535,151.11	0.40%	7.007	351	56.13	687
No Ratio	23	7,038,954.63	1.11%	6.828	352	69.40	713
Stated Documentation	612	132,202,525.49	20.89%	8.080	343	81.04	666
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,254	474,138,751.01	74.94%	7.261	345	78.20	671
Purchase	852	131,245,303.99	20.74%	8.445	332	85.49	655
Rate/Term Refinance	157	27,347,796.46	4.32%	6.685	341	75.58	710
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	213	34,171,295.06	5.40%	7.805	342	80.36	669
Planned Unit Development	421	96,794,904.01	15.30%	7.591	340	80.90	662
Rowhouse	14	2,329,321.86	0.37%	8.289	346	81.80	635
Single Family	2,389	441,954,443.70	69.85%	7.403	342	79.20	671
Townhouse	18	3,032,137.46	0.48%	8.421	353	85.33	612
Two-to-Four Family	208	54,449,749.37	8.61%	7.638	347	79.66	675
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	180	28,687,065.34	4.53%	7.740	353	79.43	670
Primary	3,014	591,692,583.57	93.51%	7.462	341	79.63	669
Second Home	69	12,352,202.55	1.95%	7.847	340	78.45	705
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	80	11,085,637.24	1.75%	7.759	336	81.85	656
Alaska	3	361,561.37	0.06%	7.523	350	92.31	675
Arizona	65	12,011,583.90	1.90%	6.965	352	77.33	688
Arkansas	18	2,034,169.44	0.32%	8.442	348	85.44	650
California	196	60,913,615.02	9.63%	6.687	346	73.47	703
Colorado	26	5,639,418.71	0.89%	7.393	351	88.30	700
Connecticut	73	13,880,218.28	2.19%	7.556	343	78.26	640
Delaware	9	1,806,797.29	0.29%	6.972	347	74.98	650
District of Columbia	7	2,190,021.31	0.35%	6.715	352	79.10	673
Florida	599	115,785,189.23	18.30%	7.838	341	80.43	654
Georgia	236	35,950,240.73	5.68%	8.140	335	84.52	644
Hawaii	6	2,815,294.38	0.44%	6.742	352	75.91	743
Idaho	6	1,106,523.65	0.17%	7.966	347	79.85	621
Illinois	78	12,489,578.56	1.97%	7.284	344	82.30	678
Indiana	32	3,995,718.46	0.63%	7.324	350	86.08	692
Iowa	13	1,916,052.63	0.30%	7.145	339	83.07	725
Kansas	11	1,385,225.24	0.22%	7.602	345	81.48	684
Kentucky	37	2,891,367.39	0.46%	8.124	321	84.28	656
Louisiana	66	8,377,463.08	1.32%	8.090	336	85.57	648
Maine	24	3,855,086.23	0.61%	7.088	352	72.83	648
Maryland	191	44,043,519.52	6.96%	7.466	344	80.79	659
Massachusetts	178	37,166,353.75	5.87%	7.055	336	73.12	674
Michigan	47	6,186,558.86	0.98%	7.364	340	83.82	700
Minnesota	54	10,480,263.72	1.66%	6.922	351	82.02	703
Mississippi	26	3,425,893.45	0.54%	7.214	303	80.84	683
Missouri	31	4,476,308.50	0.71%	7.592	338	85.60	694
Montana	1	103,272.25	0.02%	7.750	352	90.00	687
Nevada	34	8,069,832.22	1.28%	6.666	345	77.02	713
New Hampshire	14	2,880,016.66	0.46%	7.423	349	75.98	660
New Jersey	153	40,741,254.07	6.44%	7.296	349	77.68	674
New Mexico	8	1,621,194.23	0.26%	6.715	337	81.61	730
New York	199	56,751,270.65	8.97%	7.557	344	79.19	673
North Carolina	60	9,306,631.41	1.47%	8.268	348	87.30	646
North Dakota	1	165,025.12	0.03%	7.150	349	79.44	793
Ohio	26	3,244,674.27	0.51%	8.940	336	81.64	625
Oklahoma	18	1,851,730.43	0.29%	7.274	304	86.41	688
Oregon	17	2,877,569.14	0.45%	6.848	352	78.04	712
Pennsylvania	137	20,924,887.95	3.31%	7.978	339	82.02	656
Rhode Island	29	5,200,109.49	0.82%	7.219	342	76.41	672
South Carolina	63	8,937,162.49	1.41%	7.763	344	78.23	663
South Dakota	3	209,404.36	0.03%	6.941	335	79.61	724
Tennessee	109	12,538,459.91	1.98%	7.876	335	84.33	655
Texas	69	7,443,046.28	1.18%	7.250	328	79.71	686
Utah	10	1,151,701.08	0.18%	7.738	303	84.32	652
Virginia	127	31,368,747.65	4.96%	7.452	344	80.22	665
Washington	35	5,596,314.88	0.88%	6.922	341	80.53	714
West Virginia	1	155,700.00	0.02%	9.475	358	90.00	648
Wisconsin	32	4,349,047.84	0.69%	7.684	329	82.50	689
Wyoming	5	975,139.14	0.15%	6.962	337	69.67	622
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	978,400.00	0.27%	4.900	358	80.00	722
2.000 - 2.499	6	3,675,011.61	1.02%	5.319	358	79.74	711
2.500 - 2.999	525	125,595,635.49	34.95%	6.496	351	77.51	714
3.000 - 3.499	36	14,120,180.83	3.93%	6.236	358	78.45	666
3.500 - 3.999	94	27,009,368.70	7.52%	6.813	359	81.32	659
4.000 - 4.499	115	29,325,326.17	8.16%	7.259	358	80.22	634
4.500 - 4.999	176	46,471,161.34	12.93%	7.759	358	81.79	637
5.000 - 5.499	132	30,801,018.87	8.57%	8.176	358	82.92	617
5.500 - 5.999	154	33,198,683.14	9.24%	8.762	358	83.79	599
6.000 - 6.499	94	21,611,454.07	6.01%	9.218	358	84.30	594
6.500 - 6.999	94	16,429,132.77	4.57%	9.688	358	84.80	587
7.000 - 7.499	29	5,078,259.75	1.41%	10.091	359	86.34	568
7.500 - 7.999	20	4,287,330.74	1.19%	9.600	356	79.00	612
8.000 - 8.499	2	621,997.82	0.17%	10.618	351	73.75	528
9.000 - 9.499	2	121,763.74	0.03%	10.986	348	80.00	540
9.500 - 9.999	1	37,826.44	0.01%	10.500	165	100.00	617
Total	1,481	359,362,551.48	100.00%	7.479	356	80.56	656
Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	978,400.00	0.27%	4.900	358	80.00	722
2.000 - 2.499	6	3,675,011.61	1.02%	5.319	358	79.74	711
2.500 - 2.999	29	11,339,762.87	3.16%	6.284	357	77.72	709
3.000 - 3.499	36	14,120,180.83	3.93%	6.236	358	78.45	666
3.500 - 3.999	94	27,009,368.70	7.52%	6.813	359	81.32	659
4.000 - 4.499	114	29,197,101.39	8.12%	7.259	358	80.15	635
4.500 - 4.999	173	45,750,895.94	12.73%	7.770	358	81.66	636
5.000 - 5.499	127	29,306,243.20	8.16%	8.229	358	82.74	613
5.500 - 5.999	295	66,128,218.37	18.40%	7.339	354	76.56	667
6.000 - 6.499	205	48,854,323.52	13.59%	7.561	354	77.08	663
6.500 - 6.999	249	53,817,205.10	14.98%	7.612	353	84.18	671
7.000 - 7.499	73	14,199,386.38	3.95%	8.240	353	88.43	648
7.500 - 7.999	49	9,384,290.32	2.61%	8.340	353	85.69	662
8.000 - 8.499	10	1,760,067.87	0.49%	8.283	351	82.48	677
8.500 - 8.999	6	1,103,595.80	0.31%	8.732	349	89.81	665
9.000 - 9.499	5	1,255,542.09	0.35%	9.395	351	90.50	695
9.500 - 9.999	2	257,525.11	0.07%	9.791	343	79.35	529
10.000 -10.499	2	257,913.92	0.07%	10.000	346	74.68	503
10.500 -10.999	4	777,091.35	0.22%	10.623	340	74.64	513
12.000 -12.499	1	190,427.11	0.05%	12.090	352	100.00	582
Total	1,481	359,362,551.48	100.00%	7.479	356	80.56	656

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	6	1,680,434.62	0.47%	5.263	354	72.48	710
11.000 -11.499	10	5,549,984.10	1.54%	5.356	357	77.89	707
11.500 -11.999	159	40,960,670.15	11.40%	5.887	352	70.14	732
12.000 -12.499	143	38,742,087.16	10.78%	6.252	353	73.76	702
12.500 -12.999	258	67,076,662.93	18.67%	6.741	354	82.57	686
13.000 -13.499	157	38,986,462.67	10.85%	7.225	357	82.98	650
13.500 -13.999	203	51,250,101.75	14.26%	7.756	358	82.39	643
14.000 -14.499	132	30,865,757.89	8.59%	8.243	358	82.65	618
14.500 -14.999	163	35,198,316.18	9.79%	8.731	358	83.93	606
15.000 -15.499	96	21,744,626.00	6.05%	9.197	358	85.60	599
15.500 -15.999	88	16,751,494.54	4.66%	9.654	358	85.10	588
16.000 -16.499	31	4,885,487.80	1.36%	10.206	358	84.53	561
16.500 -16.999	20	3,659,590.60	1.02%	10.577	357	83.95	562
17.000 -17.499	7	806,106.63	0.22%	10.902	355	81.21	536
17.500 -17.999	5	877,091.35	0.24%	10.774	342	70.94	521
18.500 -18.999	2	137,250.00	0.04%	12.598	358	83.25	593
19.000 -19.499	1	190,427.11	0.05%	12.090	352	100.00	582
Total	1,481	359,362,551.48	100.00%	7.479	356	80.56	656

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1	128,224.78	0.04%	7.250	341	95.00	622
2.000	345	82,210,573.20	22.88%	6.587	351	79.63	714
3.000	976	241,386,288.13	67.17%	7.929	358	81.86	627
5.000	6	999,418.66	0.28%	5.913	349	67.36	702
6.000	153	34,638,046.71	9.64%	6.506	351	74.04	717
Total	1,481	359,362,551.48	100.00%	7.479	356	80.56	656

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,454	354,165,873.67	98.55%	7.475	356	80.63	657
1.500	16	3,074,336.09	0.86%	9.149	347	80.64	581
2.000	11	2,122,341.72	0.59%	5.735	349	69.00	680
Total	1,481	359,362,551.48	100.00%	7.479	356	80.56	656

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	2	171,599.18	0.05%	9.581	339	88.51	536
06/01/07	2	233,639.36	0.07%	9.049	340	86.84	565
11/01/07	1	37,826.44	0.01%	10.500	165	100.00	617
01/01/08	3	298,200.95	0.08%	8.750	347	77.70	563
02/01/08	3	795,836.39	0.22%	7.525	348	86.81	655
03/01/08	2	569,986.99	0.16%	10.244	350	69.93	519
04/01/08	1	264,231.35	0.07%	7.650	350	95.00	706
06/01/08	2	714,021.30	0.20%	8.098	352	77.93	659
07/01/08	7	1,465,514.85	0.41%	8.435	352	83.27	636
09/01/08	6	1,121,940.18	0.31%	8.858	355	89.16	590
10/01/08	1	329,399.29	0.09%	7.800	356	80.00	672
11/01/08	4	1,883,248.66	0.52%	9.754	357	88.91	581
12/01/08	396	94,181,998.92	26.21%	8.011	358	82.51	629
01/01/09	376	89,462,030.90	24.89%	8.156	359	81.56	611
02/01/09	4	1,350,288.07	0.38%	6.836	348	83.75	682
03/01/09	11	1,809,712.44	0.50%	6.979	349	80.86	686
04/01/09	135	31,429,821.39	8.75%	6.494	350	78.28	716
05/01/09	143	34,858,526.30	9.70%	6.532	351	78.12	716
06/01/09	48	11,146,551.63	3.10%	6.990	352	85.98	702
07/01/09	6	1,338,857.36	0.37%	6.498	353	73.46	720
09/01/09	1	195,726.91	0.05%	7.350	355	80.00	612
10/01/09	1	49,967.53	0.01%	11.450	356	43.48	528
11/01/09	2	363,221.86	0.10%	8.736	357	90.00	610
12/01/09	61	15,756,705.48	4.38%	7.347	358	84.08	654
01/01/10	56	14,250,832.00	3.97%	7.779	359	81.59	630
02/01/10	1	540,000.00	0.15%	5.400	360	79.41	722
12/01/10	1	187,304.84	0.05%	5.750	346	59.38	740
01/01/11	1	105,470.29	0.03%	5.625	347	36.90	745
02/01/11	1	331,855.05	0.09%	7.125	348	90.00	683
03/01/11	2	185,693.07	0.05%	6.181	349	72.59	648
04/01/11	57	10,926,819.79	3.04%	6.464	350	72.19	713
05/01/11	81	19,941,669.75	5.55%	6.473	351	73.05	720
06/01/11	16	3,912,111.42	1.09%	6.661	352	81.89	714
07/01/11	1	233,002.08	0.06%	6.750	353	88.79	684
12/01/11	22	10,718,289.46	2.98%	6.447	358	78.24	699
01/01/12	24	8,200,650.00	2.28%	6.968	359	79.48	668
Total	1,481	359,362,551.48	100.00%	7.479	356	80.56	656

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
AAMES	1	16,594.96	0.00%	10.740	154	100.00	598
AMERIQUEST	1,199	240,319,044.80	37.98%	6.621	341	76.50	718
CENTEX	10	1,713,247.24	0.27%	9.309	348	78.17	546
COUNTRYWIDE	8	423,408.95	0.07%	9.293	254	94.84	596
FNLC	5	1,314,392.51	0.21%	8.940	352	81.85	627
FREMONT	19	966,913.26	0.15%	10.444	302	99.76	617
HSBC	6	343,500.16	0.05%	10.909	146	98.19	646
LONG BEACH MORTGAGE	2	141,683.26	0.02%	10.455	331	100.00	637
MERITAGE	3	106,276.39	0.02%	11.520	163	100.00	612
MORTGAGE LENDERS	1,954	376,247,149.86	59.46%	8.016	342	81.80	639
MORTGAGE NETWORK	42	10,490,884.62	1.66%	6.854	352	67.16	702
NEW CENTURY	12	477,156.27	0.08%	10.237	315	100.00	636
NOVASTAR	2	171,599.18	0.03%	9.581	339	88.51	536
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
CHASE	2	171,599.18	0.03%	9.581	339	88.51	536
CMC	1,211	249,218,915.99	39.39%	6.603	342	75.95	718
COUNTRYWIDE	14	766,909.11	0.12%	10.017	206	96.34	619
GMAC	66	3,261,811.13	0.52%	10.693	312	99.93	632
OCWEN	1,954	376,247,149.86	59.46%	8.016	342	81.80	639
WELLS FARGO	16	3,065,466.19	0.48%	9.166	347	80.02	582
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	2,725	469,500,906.48	74.20%	7.736	338	80.14	660
60	493	145,686,198.46	23.02%	6.780	354	78.55	696
84	23	11,137,001.16	1.76%	6.360	358	76.12	695
120	22	6,407,745.36	1.01%	6.800	352	69.71	720
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent Second	2,854	532,246,399.40	84.12%	7.495	339	79.60	670
Silent Second	409	100,485,452.06	15.88%	7.413	358	79.58	668
Total	3,263	632,731,851.46	100.00%	7.482	342	79.60	670

Group I Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$284,923,641	$12,961	$744,480
Average Scheduled Principal Balance	$167,111
Number of Mortgage Loans	1,705

Weighted Average Gross Coupon	7.595%	5.300%	14.750%
Weighted Average FICO Score	652	500	816
Weighted Average Combined Original LTV	78.97%	13.04%	100.00%
Weighted Average Total LTV (incl. Silent 2nds)	81.12%	13.04%	100.00%
Weighted Average Debt Ratio	40.04%	0.62%	56.60%

Weighted Average Original Term	350 months	120 months	360 months
Weighted Average Stated Remaining Term	346 months	110 months	359 months
Weighted Average Seasoning	4 months	1 months	11 months

Weighted Average Gross Margin	4.217%	2.300%	9.140%
Weighted Average Minimum Interest Rate	5.600%	2.300%	9.375%
Weighted Average Maximum Interest Rate	13.503%	10.750%	18.650%
Weighted Average Initial Rate Cap	3.104%	2.000%	6.000%
Weighted Average Subsequent Rate Cap	1.007%	1.000%	2.000%
Weighted Average Months to Roll	29 months	16 months	59 months

Maturity Date		Apr 1 2016	Jan 1 2037
Maximum Zip Code Concentration	0.45%	20774

ARM	68.44%	First Lien	96.04%
Fixed Rate	31.56%	Second Lien	3.96%

2/28 6 MO LIBOR	14.74%	Full Documentation	70.55%
2/28 6 MO LIBOR 40/30 Balloon	12.31%	Limited Documentation	9.91%
2/28 6 MO LIBOR 50/30 Balloon	1.35%	Stated Documentation	19.54%
2/28 6 MO LIBOR IO	6.47%
3/27 6 MO LIBOR	10.02%	Cash Out Refinance	87.89%
3/27 6 MO LIBOR 40/30 Balloon	2.53%	Purchase	8.50%
3/27 6 MO LIBOR 50/30 Balloon	0.29%	Rate/Term Refinance	3.61%
3/27 6 MO LIBOR IO	10.30%
5/25 6 MO LIBOR	4.39%	Condominium	6.30%
5/25 6 MO LIBOR 40/30 Balloon	0.44%	Planned Unit Development	12.18%
5/25 6 MO LIBOR 50/30 Balloon	0.28%	Rowhouse	0.36%
5/25 6 MO LIBOR IO	5.32%	Single Family	71.31%
Fixed Rate	22.21%	Townhouse	0.76%
Fixed Rate 30/15 Balloon	2.83%	Two-to-Four Family	9.09%
Fixed Rate 40/30 Balloon	3.76%
Fixed Rate 50/30 Balloon	0.17%	Investor	7.08%
Fixed Rate IO	2.58%	Primary	90.34%
		Second Home	2.58%
Interest Only	24.67%
Not Interest Only	75.33%	Top States:
		Florida	19.34%
Prepay Penalty: N/A	45.54%	Maryland	7.88%
Prepay Penalty: 12 months	6.58%	New Jersey	7.47%
Prepay Penalty: 24 months	22.38%	Georgia	7.27%
Prepay Penalty: 36 months	25.50%	Massachusetts	6.76%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	191	6,394,219.63	2.24%	10.887	204	90.03	629
50,000.01 - 100,000.00	296	22,599,181.99	7.93%	8.718	305	77.42	637
100,000.01 - 150,000.00	376	47,204,508.20	16.57%	7.844	352	76.73	640
150,000.01 - 200,000.00	298	51,650,062.62	18.13%	7.714	352	78.33	642
200,000.01 - 250,000.00	180	39,975,226.56	14.03%	7.301	354	79.10	651
250,000.01 - 300,000.00	162	44,352,599.06	15.57%	7.177	355	78.92	660
300,000.01 - 350,000.00	102	32,948,366.72	11.56%	7.145	354	80.83	663
350,000.01 - 400,000.00	70	25,952,428.64	9.11%	7.224	355	80.93	672
400,000.01 - 450,000.00	16	6,667,055.19	2.34%	6.718	356	75.25	669
450,000.01 - 500,000.00	9	4,281,511.66	1.50%	7.162	357	79.95	668
500,000.01 - 550,000.00	3	1,541,000.00	0.54%	7.483	356	83.00	656
600,000.01 - 650,000.00	1	613,000.00	0.22%	5.800	359	74.76	728
700,000.01 - 750,000.00	1	744,480.24	0.26%	6.875	351	85.71	683
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	11	3,657,226.38	1.28%	5.319	358	70.85	745
5.500 - 5.999	155	32,343,428.14	11.35%	5.886	346	68.07	729
6.000 - 6.499	168	33,421,440.08	11.73%	6.253	348	71.05	698
6.500 - 6.999	257	51,889,050.58	18.21%	6.721	349	80.54	684
7.000 - 7.499	154	31,619,402.35	11.10%	7.234	355	80.94	647
7.500 - 7.999	183	37,951,650.57	13.32%	7.751	356	81.78	636
8.000 - 8.499	127	21,644,259.23	7.60%	8.240	354	80.45	604
8.500 - 8.999	173	25,705,088.20	9.02%	8.747	352	81.61	600
9.000 - 9.499	95	15,153,412.69	5.32%	9.271	356	83.84	587
9.500 - 9.999	107	14,019,062.13	4.92%	9.689	345	83.97	580
10.000 -10.499	64	5,883,057.23	2.06%	10.209	324	83.03	571
10.500 -10.999	53	4,050,551.18	1.42%	10.724	296	88.44	611
11.000 -11.499	36	1,912,265.78	0.67%	11.254	251	88.23	603
11.500 -11.999	47	2,508,826.34	0.88%	11.723	211	90.46	611
12.000 -12.499	55	2,098,526.23	0.74%	12.227	185	96.19	609
12.500 -12.999	13	617,841.53	0.22%	12.617	241	87.06	592
13.000 -13.499	2	74,934.00	0.03%	13.152	210	84.82	562
13.500 -13.999	3	236,977.70	0.08%	13.606	209	92.26	544
14.000 -14.499	1	33,900.17	0.01%	14.350	237	80.00	500
14.500 -14.999	1	102,740.00	0.04%	14.750	238	75.00	508
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	90	12,905,188.17	4.53%	9.585	350	74.70	511
525-549	84	12,836,863.44	4.51%	8.901	351	74.60	537
550-574	112	15,851,478.77	5.56%	8.787	350	78.95	561
575-599	126	20,696,072.39	7.26%	8.465	354	78.37	588
600-624	249	36,998,122.13	12.99%	8.250	344	82.34	612
625-649	245	38,450,079.77	13.49%	7.839	343	81.73	638
650-674	181	29,642,432.28	10.40%	7.557	346	81.97	661
675-699	262	48,868,491.36	17.15%	7.034	346	81.81	688
700+	356	68,674,912.20	24.10%	6.367	346	74.11	739
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	109	13,423,230.98	4.71%	6.941	334	39.97	674
50.00- 54.99	33	5,557,966.76	1.95%	7.181	353	52.12	651
55.00- 59.99	50	8,752,633.09	3.07%	6.747	344	57.53	679
60.00- 64.99	66	11,352,973.85	3.98%	7.242	344	62.44	636
65.00- 69.99	76	12,931,495.34	4.54%	7.009	350	67.56	656
70.00- 74.99	99	21,271,451.59	7.47%	6.876	351	72.33	661
75.00- 79.99	175	37,077,306.57	13.01%	7.101	352	77.68	652
80.00	313	57,238,142.30	20.09%	7.470	355	80.00	653
80.01- 84.99	63	11,771,404.45	4.13%	7.395	345	83.48	663
85.00- 89.99	212	39,071,460.69	13.71%	7.904	351	86.87	638
90.00- 94.99	218	39,040,115.61	13.70%	8.056	353	90.30	643
95.00- 99.99	70	11,751,401.29	4.12%	8.235	341	95.34	666
100.00	221	15,684,057.99	5.50%	9.869	281	100.00	644
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	109	13,423,230.98	4.71%	6.941	334	39.97	674
50.00- 54.99	33	5,557,966.76	1.95%	7.181	353	52.12	651
55.00- 59.99	50	8,752,633.09	3.07%	6.747	344	57.53	679
60.00- 64.99	65	11,047,973.85	3.88%	7.195	344	62.50	640
65.00- 69.99	76	12,931,495.34	4.54%	7.009	350	67.56	656
70.00- 74.99	97	20,913,151.59	7.34%	6.871	351	72.31	662
75.00- 79.99	169	35,566,656.57	12.48%	7.120	352	77.67	649
80.00	150	28,438,179.91	9.98%	7.416	352	80.00	641
80.01- 84.99	65	12,242,695.95	4.30%	7.409	345	82.85	660
85.00- 89.99	209	38,872,903.69	13.64%	7.895	351	86.88	638
90.00- 94.99	221	40,058,034.56	14.06%	7.977	353	89.93	647
95.00- 99.99	88	15,373,931.39	5.40%	8.031	345	91.52	667
100.00	373	41,744,786.83	14.65%	8.465	329	87.59	653
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	3	218,594.94	0.08%	8.520	115	77.94	642
180	238	12,367,024.27	4.34%	9.732	176	86.49	653
240	54	3,399,481.47	1.19%	10.036	238	75.89	608
264	1	88,000.00	0.03%	7.348	263	47.26	552
300	8	467,010.96	0.16%	9.164	296	86.42	649
324	1	147,600.00	0.05%	8.225	323	90.00	644
360	1,400	268,235,928.87	94.14%	7.462	356	78.66	652
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	3	218,594.94	0.08%	8.520	115	77.94	642
121-180	238	12,367,024.27	4.34%	9.732	176	86.49	653
181-240	54	3,399,481.47	1.19%	10.036	238	75.89	608
241-300	9	555,010.96	0.19%	8.876	290	80.21	633
301-360	1,401	268,383,528.87	94.19%	7.462	356	78.66	652
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	97	15,939,062.81	5.59%	7.447	342	77.47	653
20.01 -25.00	78	12,400,640.05	4.35%	7.322	343	73.98	663
25.01 -30.00	136	21,779,115.18	7.64%	7.309	345	75.50	665
30.01 -35.00	183	31,110,307.54	10.92%	7.496	346	78.36	657
35.01 -40.00	230	35,576,693.60	12.49%	7.588	347	78.55	652
40.01 -45.00	330	57,441,637.74	20.16%	7.481	347	78.77	657
45.01 -50.00	425	73,902,688.05	25.94%	7.513	348	80.07	662
50.01 -55.00	225	36,711,423.90	12.88%	8.358	346	82.41	605
55.01 -60.00	1	62,071.64	0.02%	7.625	354	67.72	742
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,013	195,012,896.35	68.44%	7.506	356	79.23	652
Fixed Rate	692	89,910,744.16	31.56%	7.788	327	78.42	652
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	265	41,998,686.86	14.74%	8.516	358	79.92	590
2/28 6 MO LIBOR 40/30 Balloon	172	35,086,276.73	12.31%	8.155	358	81.58	607
2/28 6 MO LIBOR 50/30 Balloon	17	3,844,820.00	1.35%	7.742	359	84.16	651
2/28 6 MO LIBOR IO	80	18,427,789.06	6.47%	7.546	358	81.46	640
3/27 6 MO LIBOR	158	28,535,434.10	10.02%	6.896	352	78.17	686
3/27 6 MO LIBOR 40/30 Balloon	43	7,207,158.52	2.53%	8.505	359	85.42	601
3/27 6 MO LIBOR 50/30 Balloon	3	827,935.17	0.29%	6.393	358	82.14	699
3/27 6 MO LIBOR IO	126	29,350,226.07	10.30%	6.467	351	77.52	717
5/25 6 MO LIBOR	67	12,500,158.26	4.39%	6.579	352	75.91	710
5/25 6 MO LIBOR 40/30 Balloon	5	1,254,960.92	0.44%	7.130	358	81.01	644
5/25 6 MO LIBOR 50/30 Balloon	3	809,000.00	0.28%	8.749	358	85.22	646
5/25 6 MO LIBOR IO	74	15,170,450.66	5.32%	6.579	352	72.37	720
Fixed Rate	416	63,293,874.52	22.21%	7.464	337	76.37	652
Fixed Rate 30/15 Balloon	188	8,062,577.87	2.83%	11.167	178	97.63	640
Fixed Rate 40/30 Balloon	57	10,726,928.32	3.76%	8.083	358	80.09	632
Fixed Rate 50/30 Balloon	3	490,500.00	0.17%	8.207	359	63.97	596
Fixed Rate IO	28	7,336,863.45	2.58%	6.413	357	73.51	697
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	308	70,285,329.24	24.67%	6.768	354	77.02	696
Not Interest Only	1,397	214,638,311.27	75.33%	7.866	344	79.61	637
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	779	129,744,274.67	45.54%	7.343	345	77.05	666
Prepay Penalty: 12 months	96	18,761,309.11	6.58%	7.985	346	79.53	642
Prepay Penalty: 24 months	380	63,774,173.73	22.38%	8.218	354	81.58	611
Prepay Penalty: 36 months	450	72,643,883.00	25.50%	7.398	343	79.97	664
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,450	273,639,330.77	96.04%	7.449	353	78.45	653
Second Lien	255	11,284,309.74	3.96%	11.150	193	91.62	628
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,258	201,017,726.20	70.55%	7.546	345	79.30	650
Limited Documentation	150	28,222,891.64	9.91%	7.321	350	78.35	654
Stated Documentation	297	55,683,022.67	19.54%	7.913	350	78.09	657
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,412	250,421,929.57	87.89%	7.532	347	78.46	651
Purchase	227	24,216,055.13	8.50%	8.633	344	85.05	634
Rate/Term Refinance	66	10,285,655.81	3.61%	6.687	338	77.08	698
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	117	17,946,283.79	6.30%	7.842	349	79.97	659
Planned Unit Development	184	34,710,502.29	12.18%	7.597	345	81.28	652
Rowhouse	11	1,039,745.63	0.36%	9.369	357	81.27	569
Single Family	1,264	203,167,538.58	71.31%	7.565	346	78.64	651
Townhouse	15	2,153,137.46	0.76%	8.211	351	81.37	614
Two-to-Four Family	114	25,906,432.76	9.09%	7.538	351	77.49	657
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	123	20,172,106.14	7.08%	7.925	355	80.65	655
Primary	1,541	257,408,148.64	90.34%	7.570	346	78.93	650
Second Home	41	7,343,385.73	2.58%	7.575	353	75.81	694
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	39	4,549,186.11	1.60%	8.255	343	83.74	615
Alaska	2	329,816.52	0.12%	7.140	350	91.57	683
Arizona	31	5,676,160.00	1.99%	6.598	351	77.11	696
Arkansas	12	1,338,902.05	0.47%	8.803	345	85.30	618
California	59	16,145,445.05	5.67%	6.624	349	72.90	703
Colorado	11	2,479,151.63	0.87%	7.692	352	87.67	702
Connecticut	55	9,217,462.77	3.24%	7.682	342	77.96	631
Delaware	6	971,318.37	0.34%	7.052	358	66.73	651
District of Columbia	4	853,000.00	0.30%	8.002	359	75.94	590
Florida	301	55,114,369.53	19.34%	7.775	350	79.16	639
Georgia	160	20,718,620.98	7.27%	8.294	342	85.94	634
Hawaii	2	713,600.00	0.25%	7.061	350	86.02	700
Idaho	3	376,192.34	0.13%	8.611	357	74.93	636
Illinois	38	5,971,997.73	2.10%	7.573	345	83.38	648
Indiana	21	2,280,540.48	0.80%	7.626	349	86.16	672
Iowa	3	375,117.13	0.13%	6.703	350	88.07	724
Kansas	5	829,193.64	0.29%	8.126	353	77.93	646
Kentucky	20	1,407,446.62	0.49%	8.235	324	84.88	646
Louisiana	34	4,788,554.15	1.68%	8.036	348	85.91	627
Maine	19	2,720,576.27	0.95%	7.409	351	73.29	635
Maryland	114	22,465,741.25	7.88%	7.454	349	79.52	643
Massachusetts	110	19,255,098.61	6.76%	7.084	335	70.26	653
Michigan	26	3,221,970.23	1.13%	7.646	346	80.11	694
Minnesota	32	5,940,379.56	2.08%	7.126	350	83.26	684
Mississippi	18	1,861,295.34	0.65%	7.273	269	81.91	672
Missouri	14	1,845,638.03	0.65%	8.101	354	85.98	660
Nevada	10	2,359,013.96	0.83%	6.641	352	76.68	707
New Hampshire	7	1,465,573.44	0.51%	7.714	347	79.24	644
New Jersey	91	21,271,340.15	7.47%	7.364	352	75.55	659
New Mexico	2	348,750.00	0.12%	6.984	354	75.56	692
New York	65	15,168,706.64	5.32%	7.255	350	75.04	664
North Carolina	36	5,108,440.45	1.79%	8.476	352	85.43	615
Ohio	20	2,158,499.68	0.76%	8.697	329	83.30	644
Oklahoma	7	661,442.29	0.23%	7.009	314	86.44	676
Oregon	6	984,718.51	0.35%	6.506	352	68.22	711
Pennsylvania	71	7,985,679.39	2.80%	8.472	341	78.50	624
Rhode Island	20	3,803,293.02	1.33%	7.299	343	78.08	659
South Carolina	42	4,782,603.19	1.68%	8.087	342	80.65	632
Tennessee	69	7,619,980.39	2.67%	8.013	343	84.98	656
Texas	25	2,798,555.27	0.98%	7.020	348	79.42	678
Utah	4	531,432.64	0.19%	7.686	348	78.83	632
Virginia	63	12,072,748.07	4.24%	7.805	352	78.65	638
Washington	9	1,718,042.88	0.60%	6.433	352	82.23	728
West Virginia	1	155,700.00	0.05%	9.475	358	90.00	648
Wisconsin	17	2,299,351.62	0.81%	8.033	349	82.25	661
Wyoming	1	182,994.53	0.06%	5.875	351	65.87	758
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	408,000.00	0.21%	5.300	358	80.00	751
2.500 - 2.999	374	74,848,555.41	38.38%	6.466	351	75.69	716
3.000 - 3.499	18	3,911,520.00	2.01%	6.291	359	80.91	671
3.500 - 3.999	66	15,883,425.40	8.14%	6.769	359	81.12	653
4.000 - 4.499	79	16,343,031.54	8.38%	7.298	358	78.40	628
4.500 - 4.999	106	21,914,709.25	11.24%	7.784	359	80.90	623
5.000 - 5.499	87	15,992,420.09	8.20%	8.264	359	81.43	602
5.500 - 5.999	111	19,591,159.59	10.05%	8.776	358	82.47	596
6.000 - 6.499	68	11,307,023.92	5.80%	9.239	358	82.55	576
6.500 - 6.999	66	10,002,675.45	5.13%	9.743	358	83.47	575
7.000 - 7.499	24	3,254,510.51	1.67%	10.061	359	83.19	555
7.500 - 7.999	11	1,384,457.53	0.71%	10.836	358	87.27	593
8.000 - 8.499	1	123,407.66	0.06%	10.850	353	95.00	626
9.000 - 9.499	1	48,000.00	0.02%	12.500	358	80.00	596
Total	1,013	195,012,896.35	100.00%	7.506	356	79.23	652

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	408,000.00	0.21%	5.300	358	80.00	751
2.500 - 2.999	10	2,678,700.00	1.37%	5.934	359	73.38	691
3.000 - 3.499	18	3,911,520.00	2.01%	6.291	359	80.91	671
3.500 - 3.999	66	15,883,425.40	8.14%	6.769	359	81.12	653
4.000 - 4.499	79	16,343,031.54	8.38%	7.298	358	78.40	628
4.500 - 4.999	106	21,914,709.25	11.24%	7.784	359	80.90	623
5.000 - 5.499	87	15,992,420.09	8.20%	8.264	359	81.43	602
5.500 - 5.999	235	45,050,377.59	23.10%	7.160	354	74.22	674
6.000 - 6.499	146	26,766,920.75	13.73%	7.499	354	74.64	658
6.500 - 6.999	166	29,553,358.49	15.15%	7.734	353	83.13	663
7.000 - 7.499	54	8,832,432.84	4.53%	8.261	353	87.26	640
7.500 - 7.999	34	5,520,051.35	2.83%	8.521	353	88.85	665
8.000 - 8.499	4	400,645.05	0.21%	8.964	351	91.11	665
8.500 - 8.999	3	631,045.86	0.32%	8.820	351	94.22	686
9.000 - 9.499	4	1,126,258.14	0.58%	9.426	351	92.69	688
Total	1,013	195,012,896.35	100.00%	7.506	356	79.23	652

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	3	409,259.49	0.21%	5.816	350	69.68	657
11.000 -11.499	2	705,384.04	0.36%	5.701	355	80.00	740
11.500 -11.999	129	27,363,658.51	14.03%	5.905	351	68.13	733
12.000 -12.499	97	19,688,140.37	10.10%	6.240	352	71.48	707
12.500 -12.999	167	35,529,088.55	18.22%	6.721	354	82.12	685
13.000 -13.499	104	21,165,937.42	10.85%	7.237	356	81.93	643
13.500 -13.999	126	26,040,377.98	13.35%	7.754	357	82.20	633
14.000 -14.499	88	15,715,617.48	8.06%	8.247	358	80.54	602
14.500 -14.999	116	20,145,834.21	10.33%	8.752	358	82.53	598
15.000 -15.499	70	12,613,167.63	6.47%	9.262	358	84.70	590
15.500 -15.999	61	9,470,844.74	4.86%	9.674	358	83.74	569
16.000 -16.499	27	3,446,924.06	1.77%	10.170	358	82.31	554
16.500 -16.999	15	2,004,904.66	1.03%	10.683	358	87.29	592
17.000 -17.499	5	476,507.21	0.24%	11.190	358	78.82	530
17.500 -17.999	1	100,000.00	0.05%	11.950	359	42.19	583
18.500 -18.999	2	137,250.00	0.07%	12.598	358	83.25	593
Total	1,013	195,012,896.35	100.00%	7.506	356	79.23	652
Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	238	48,403,430.30	24.82%	6.495	351	77.64	715
3.000	652	123,455,026.32	63.31%	8.094	358	81.17	614
5.000	4	706,643.53	0.36%	5.999	350	74.02	685
6.000	119	22,447,796.20	11.51%	6.503	351	72.14	722
Total	1,013	195,012,896.35	100.00%	7.506	356	79.23	652

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,006	193,694,267.44	99.32%	7.518	356	79.30	651
2.000	7	1,318,628.91	0.68%	5.844	350	69.26	670
Total	1,013	195,012,896.35	100.00%	7.506	356	79.23	652

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/08	1	155,000.00	0.08%	8.450	352	70.45	661
07/01/08	3	339,265.35	0.17%	10.027	353	88.47	592
09/01/08	4	803,393.39	0.41%	9.007	355	86.36	596
11/01/08	1	367,910.20	0.19%	8.550	357	80.00	612
12/01/08	259	47,370,156.73	24.29%	8.252	358	81.67	609
01/01/09	266	50,321,846.98	25.80%	8.080	359	80.18	607
03/01/09	8	1,009,416.84	0.52%	7.039	349	80.95	688
04/01/09	109	21,418,594.05	10.98%	6.463	350	78.00	712
05/01/09	124	26,587,404.79	13.63%	6.481	351	76.91	717
10/01/09	1	49,967.53	0.03%	11.450	356	43.48	528
11/01/09	2	363,221.86	0.19%	8.736	357	90.00	610
12/01/09	41	8,166,428.79	4.19%	7.780	358	84.12	641
01/01/10	45	8,325,720.00	4.27%	8.173	359	80.55	605
03/01/11	2	185,693.07	0.10%	6.181	349	72.59	648
04/01/11	54	9,250,902.71	4.74%	6.474	350	74.36	717
05/01/11	67	13,717,843.95	7.03%	6.502	351	70.73	725
06/01/11	1	186,460.92	0.10%	6.850	352	69.00	679
12/01/11	9	2,662,119.19	1.37%	6.995	358	83.76	696
01/01/12	16	3,731,550.00	1.91%	7.489	359	83.04	658
Total	1,013	195,012,896.35	100.00%	7.506	356	79.23	652

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
AMERIQUEST	448	85,730,070.72	30.09%	6.492	344	75.17	715
MORTGAGE LENDERS	1,257	199,193,569.79	69.91%	8.070	347	80.61	624
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
CMC	448	85,730,070.72	30.09%	6.492	344	75.17	715
OCWEN	1,257	199,193,569.79	69.91%	8.070	347	80.61	624
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,397	214,638,311.27	75.33%	7.866	344	79.61	637
60	299	68,025,529.24	23.88%	6.771	354	76.87	695
84	9	2,259,800.00	0.79%	6.678	359	81.76	700
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent Second	1,526	252,761,921.12	88.71%	7.605	345	78.88	650
Silent Second	179	32,161,719.39	11.29%	7.518	358	79.67	660
Total	1,705	284,923,640.51	100.00%	7.595	346	78.97	652

Group II Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$347,808,211	$5,266	$1,035,000
Average Scheduled Principal Balance	$223,240
Number of Mortgage Loans	1,558

Weighted Average Gross Coupon	7.389%	4.900%	13.450%
Weighted Average FICO Score	684	501	818
Weighted Average Combined Original LTV	80.11%	9.29%	100.00%
Weighted Average Total LTV (incl. Silent 2nds)	83.83%	9.29%	100.00%
Weighted Average Debt Ratio	39.91%	1.49%	55.00%

Weighted Average Original Term	343 months	120 months	360 months
Weighted Average Stated Remaining Term	338 months	101 months	360 months
Weighted Average Seasoning	5 months	0 months	35 months

Weighted Average Gross Margin	4.248%	1.900%	9.500%
Weighted Average Minimum Interest Rate	5.293%	1.900%	12.090%
Weighted Average Maximum Interest Rate	13.464%	10.625%	19.090%
Weighted Average Initial Rate Cap	3.019%	1.500%	6.000%
Weighted Average Subsequent Rate Cap	1.014%	1.000%	2.000%
Weighted Average Months to Roll	29 months	3 months	59 months

Maturity Date		Jul 1 2015	Feb 1 2037
Maximum Zip Code Concentration	0.56%	33467

ARM	47.25%	Alternative Documentation	0.00%
Fixed Rate	52.75%	Full Documentation	65.27%
		Limited Documentation	9.89%
2/13 6 MO LIBOR 30/15 Balloon	0.01%	NIVA	0.08%
2/28 6 MO LIBOR	9.69%	No Documentation	0.73%
2/28 6 MO LIBOR 40/30 Balloon	9.33%	No Ratio	2.02%
2/28 6 MO LIBOR 50/30 Balloon	2.09%	Stated Documentation	22.00%
2/28 6 MO LIBOR IO	4.94%
3/27 6 MO LIBOR	3.09%	Cash Out Refinance	64.32%
3/27 6 MO LIBOR 40/30 Balloon	1.30%	Purchase	30.77%
3/27 6 MO LIBOR IO	9.61%	Rate/Term Refinance	4.91%
5/25 6 MO LIBOR	1.56%
5/25 6 MO LIBOR 40/30 Balloon	0.41%	Condominium	4.66%
5/25 6 MO LIBOR 50/30 Balloon	0.21%	Planned Unit Development	17.85%
5/25 6 MO LIBOR IO	5.00%	Rowhouse	0.37%
Fixed Rate	37.10%	Single Family	68.65%
Fixed Rate 30/15 Balloon	5.82%	Townhouse	0.25%
Fixed Rate 40/30 Balloon	2.15%	Two-to-Four Family	8.21%
Fixed Rate 50/30 Balloon	0.51%
Fixed Rate IO	7.17%	Investor	2.45%
		Primary	96.11%
Interest Only	26.72%	Second Home	1.44%
Not Interest Only	73.28%
		Top States:
Prepay Penalty: N/A	41.38%	Florida	17.44%
Prepay Penalty: 12 months	13.86%	California	12.87%
Prepay Penalty: 24 months	17.08%	New York	11.96%
Prepay Penalty: 30 months	0.18%	Maryland	6.20%
Prepay Penalty: 36 months	27.49%	New Jersey	5.60%
Prepay Penalty: 60 months	0.02%
		First Lien	92.84%
		Second Lien	7.16%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	170	5,819,899.21	1.67%	11.084	210	99.73	643
50,000.01 - 100,000.00	281	21,468,224.83	6.17%	8.940	262	82.83	684
100,000.01 - 150,000.00	299	36,681,953.36	10.55%	8.009	303	82.32	697
150,000.01 - 200,000.00	203	35,476,758.31	10.20%	7.404	337	79.35	690
200,000.01 - 250,000.00	133	29,404,347.75	8.45%	7.112	346	77.71	692
250,000.01 - 300,000.00	86	23,553,118.38	6.77%	7.027	351	78.18	694
300,000.01 - 350,000.00	48	15,599,107.76	4.48%	7.188	354	79.93	690
350,000.01 - 400,000.00	44	16,327,131.88	4.69%	7.093	350	81.21	694
400,000.01 - 450,000.00	71	30,397,552.39	8.74%	7.081	352	78.10	680
450,000.01 - 500,000.00	68	32,678,771.97	9.40%	7.110	355	79.38	676
500,000.01 - 550,000.00	33	17,254,422.07	4.96%	7.163	357	80.70	671
550,000.01 - 600,000.00	37	21,237,590.06	6.11%	7.068	356	79.39	680
600,000.01 - 650,000.00	27	16,889,413.16	4.86%	6.973	350	80.74	684
650,000.01 - 700,000.00	17	11,487,977.83	3.30%	7.103	357	75.86	679
700,000.01 - 750,000.00	9	6,519,980.82	1.87%	7.350	357	85.14	654
750,000.01 - 800,000.00	15	11,628,535.53	3.34%	7.468	357	80.25	665
800,000.01 - 850,000.00	6	5,016,984.14	1.44%	6.968	357	79.75	673
850,000.01 - 900,000.00	4	3,530,700.00	1.02%	6.228	357	78.14	699
900,000.01 - 950,000.00	2	1,822,600.00	0.52%	6.581	354	65.68	661
950,000.01 - 1,000,000.00	4	3,978,141.50	1.14%	5.481	358	78.55	728
1,000,000.01+	1	1,035,000.00	0.30%	8.040	359	90.00	658
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	1	978,400.00	0.28%	4.900	358	80.00	722
5.000 - 5.499	16	9,100,786.21	2.62%	5.314	357	72.46	732
5.500 - 5.999	46	22,410,126.80	6.44%	5.838	350	71.17	736
6.000 - 6.499	269	69,064,148.17	19.86%	6.251	342	70.89	723
6.500 - 6.999	395	91,847,822.42	26.41%	6.741	345	78.67	703
7.000 - 7.499	139	34,998,378.06	10.06%	7.197	350	84.50	677
7.500 - 7.999	130	36,287,557.67	10.43%	7.731	354	83.19	659
8.000 - 8.499	60	19,148,236.04	5.51%	8.237	357	84.37	634
8.500 - 8.999	74	18,069,259.20	5.20%	8.731	349	85.52	624
9.000 - 9.499	35	9,709,090.72	2.79%	9.219	356	87.46	614
9.500 - 9.999	49	8,764,460.90	2.52%	9.713	338	88.93	621
10.000 -10.499	32	4,032,896.83	1.16%	10.212	306	91.52	593
10.500 -10.999	47	5,437,470.05	1.56%	10.699	276	90.18	603
11.000 -11.499	67	4,259,590.47	1.22%	11.239	213	99.78	661
11.500 -11.999	95	6,925,594.62	1.99%	11.746	188	99.05	649
12.000 -12.499	77	4,885,297.77	1.40%	12.214	191	99.27	623
12.500 -12.999	17	1,304,635.11	0.38%	12.726	186	99.77	637
13.000 -13.499	9	584,459.91	0.17%	13.150	176	100.00	618
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	17	5,491,169.16	1.58%	9.739	351	76.67	511
525-549	8	2,743,888.42	0.79%	8.516	358	74.76	540
550-574	30	10,494,544.12	3.02%	8.560	355	81.61	558
575-599	53	11,320,864.24	3.25%	8.604	345	83.67	589
600-624	186	29,264,752.79	8.41%	8.819	324	87.90	613
625-649	200	41,554,565.93	11.95%	8.375	332	85.58	638
650-674	132	29,414,637.91	8.46%	7.853	338	83.75	663
675-699	306	70,199,468.25	20.18%	7.092	336	80.01	688
700+	626	147,324,320.13	42.36%	6.591	342	76.19	740
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	75	14,106,911.85	4.06%	6.318	331	40.57	726
50.00- 54.99	28	5,645,936.16	1.62%	6.312	319	52.30	717
55.00- 59.99	31	8,210,383.16	2.36%	6.368	343	57.32	716
60.00- 64.99	43	11,272,160.54	3.24%	6.659	345	62.53	715
65.00- 69.99	64	15,668,785.89	4.51%	6.686	346	67.81	695
70.00- 74.99	76	22,139,846.41	6.37%	6.499	351	72.09	701
75.00- 79.99	147	42,370,120.80	12.18%	6.651	345	77.77	697
80.00	306	92,312,865.69	26.54%	7.209	356	80.00	674
80.01- 84.99	49	12,905,634.72	3.71%	6.883	348	83.51	703
85.00- 89.99	119	29,315,058.71	8.43%	7.537	346	87.00	675
90.00- 94.99	174	48,610,828.86	13.98%	7.462	350	90.35	677
95.00- 99.99	70	13,968,751.02	4.02%	8.125	328	95.50	687
100.00	376	31,280,927.14	8.99%	10.738	242	100.00	650
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	74	13,866,782.67	3.99%	6.319	331	40.61	727
50.00- 54.99	28	5,645,936.16	1.62%	6.312	319	52.30	717
55.00- 59.99	31	8,210,383.16	2.36%	6.368	343	57.32	716
60.00- 64.99	42	10,572,884.49	3.04%	6.716	344	62.44	712
65.00- 69.99	63	15,174,520.29	4.36%	6.669	346	67.32	694
70.00- 74.99	73	21,560,064.01	6.20%	6.503	351	72.07	700
75.00- 79.99	140	39,409,938.33	11.33%	6.701	344	77.49	695
80.00	98	30,984,499.57	8.91%	6.705	352	79.94	687
80.01- 84.99	51	14,285,377.22	4.11%	6.772	349	83.06	706
85.00- 89.99	118	29,121,835.74	8.37%	7.535	346	86.89	676
90.00- 94.99	181	52,692,697.83	15.15%	7.331	351	89.24	680
95.00- 99.99	84	18,339,438.61	5.27%	7.776	335	91.77	690
100.00	575	87,943,852.87	25.29%	8.700	317	87.17	659
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	9	683,819.39	0.20%	6.696	112	57.31	703
180	344	26,342,131.18	7.57%	10.429	176	92.75	665
240	46	5,059,405.97	1.45%	7.342	232	76.68	724
300	32	4,361,612.04	1.25%	7.329	293	82.46	724
360	1,127	311,361,242.37	89.52%	7.135	355	79.12	685
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	9	683,819.39	0.20%	6.696	112	57.31	703
121-180	344	26,342,131.18	7.57%	10.429	176	92.75	665
181-240	46	5,059,405.97	1.45%	7.342	232	76.68	724
241-300	32	4,361,612.04	1.25%	7.329	293	82.46	724
301-360	1,127	311,361,242.37	89.52%	7.135	355	79.12	685
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	77	17,983,087.39	5.17%	7.565	328	79.93	658
20.01 -25.00	75	15,015,262.78	4.32%	7.526	335	80.76	672
25.01 -30.00	140	31,635,427.07	9.10%	6.863	339	77.15	711
30.01 -35.00	172	35,516,123.09	10.21%	6.949	338	76.55	698
35.01 -40.00	196	38,850,313.36	11.17%	7.371	337	78.76	693
40.01 -45.00	300	70,801,836.31	20.36%	7.437	340	81.74	689
45.01 -50.00	377	87,132,284.11	25.05%	7.489	340	82.49	685
50.01 -55.00	177	40,924,794.68	11.77%	7.858	337	81.91	647
None	44	9,949,082.16	2.86%	7.031	344	67.10	704
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	468	164,349,655.13	47.25%	7.446	356	82.15	661
Fixed Rate	1,090	183,458,555.82	52.75%	7.338	322	78.29	705
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR 30/15 Balloon	1	37,826.44	0.01%	10.500	165	100.00	617
2/28 6 MO LIBOR	111	33,704,266.80	9.69%	8.182	358	83.63	627
2/28 6 MO LIBOR 40/30 Balloon	92	32,447,295.34	9.33%	8.184	358	83.03	622
2/28 6 MO LIBOR 50/30 Balloon	19	7,272,043.47	2.09%	7.801	359	82.00	653
2/28 6 MO LIBOR IO	43	17,182,812.98	4.94%	7.689	358	84.19	650
3/27 6 MO LIBOR	48	10,740,103.62	3.09%	7.172	351	83.69	696
3/27 6 MO LIBOR 40/30 Balloon	16	4,522,638.85	1.30%	8.351	358	85.25	620
3/27 6 MO LIBOR IO	81	33,434,371.72	9.61%	6.511	353	81.93	707
5/25 6 MO LIBOR	17	5,428,908.88	1.56%	6.708	353	83.09	703
5/25 6 MO LIBOR 40/30 Balloon	2	1,435,000.00	0.41%	6.096	359	83.00	679
5/25 6 MO LIBOR 50/30 Balloon	2	736,600.00	0.21%	6.448	359	71.86	724
5/25 6 MO LIBOR IO	36	17,407,787.03	5.00%	6.364	355	74.38	700
Fixed Rate	715	129,048,672.73	37.10%	6.814	336	75.53	715
Fixed Rate 30/15 Balloon	287	20,246,181.16	5.82%	11.468	177	99.53	653
Fixed Rate 40/30 Balloon	14	7,473,697.96	2.15%	7.428	358	82.29	639
Fixed Rate 50/30 Balloon	4	1,769,359.96	0.51%	7.547	359	80.79	719
Fixed Rate IO	70	24,920,644.01	7.17%	6.654	354	73.97	716
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	230	92,945,615.74	26.72%	6.740	355	78.80	698
Not Interest Only	1,328	254,862,595.21	73.28%	7.626	332	80.59	680
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	714	143,919,261.20	41.38%	7.242	335	78.78	698
Prepay Penalty: 12 months	167	48,194,953.52	13.86%	7.828	342	80.39	666
Prepay Penalty: 24 months	248	59,407,761.35	17.08%	8.162	343	83.90	639
Prepay Penalty: 30 months	3	609,367.73	0.18%	6.761	352	91.08	735
Prepay Penalty: 36 months	424	95,603,645.07	27.49%	6.910	338	79.54	702
Prepay Penalty: 60 months	2	73,222.08	0.02%	10.723	155	100.00	617
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,183	322,892,174.24	92.84%	7.082	349	78.63	687
Second Lien	375	24,916,036.71	7.16%	11.362	199	99.28	650
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	1	16,594.96	0.00%	10.740	154	100.00	598
Full Documentation	1,072	227,023,411.14	65.27%	7.146	338	79.43	690
Limited Documentation	131	34,385,892.06	9.89%	7.316	340	81.81	673
NIVA	2	288,704.23	0.08%	8.953	347	70.50	546
No Documentation	14	2,535,151.11	0.73%	7.007	351	56.13	687
No Ratio	23	7,038,954.63	2.02%	6.828	352	69.40	713
Stated Documentation	315	76,519,502.82	22.00%	8.202	338	83.18	672
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	842	223,716,821.44	64.32%	6.958	342	77.90	694
Purchase	625	107,029,248.86	30.77%	8.402	329	85.60	660
Rate/Term Refinance	91	17,062,140.65	4.91%	6.684	344	74.67	718
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	96	16,225,011.27	4.66%	7.765	334	80.79	681
Planned Unit Development	237	62,084,401.72	17.85%	7.588	337	80.68	667
Rowhouse	3	1,289,576.23	0.37%	7.418	338	82.23	689
Single Family	1,125	238,786,905.12	68.65%	7.265	338	79.67	689
Townhouse	3	879,000.00	0.25%	8.937	359	95.05	608
Two-to-Four Family	94	28,543,316.61	8.21%	7.728	342	81.62	692
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	57	8,514,959.20	2.45%	7.300	349	76.54	706
Primary	1,473	334,284,434.93	96.11%	7.378	338	80.17	683
Second Home	28	5,008,816.82	1.44%	8.245	320	82.31	720
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	41	6,536,451.13	1.88%	7.415	331	80.54	684
Alaska	1	31,744.85	0.01%	11.500	342	100.00	591
Arizona	34	6,335,423.90	1.82%	7.293	352	77.52	681
Arkansas	6	695,267.39	0.20%	7.745	354	85.72	713
California	137	44,768,169.97	12.87%	6.710	346	73.67	704
Colorado	15	3,160,267.08	0.91%	7.158	349	88.79	698
Connecticut	18	4,662,755.51	1.34%	7.308	343	78.85	658
Delaware	3	835,478.92	0.24%	6.879	333	84.58	649
District of Columbia	3	1,337,021.31	0.38%	5.894	348	81.12	726
Florida	298	60,670,819.70	17.44%	7.895	332	81.58	668
Georgia	76	15,231,619.75	4.38%	7.931	326	82.59	656
Hawaii	4	2,101,694.38	0.60%	6.634	352	72.48	758
Idaho	3	730,331.31	0.21%	7.634	342	82.38	613
Illinois	40	6,517,580.83	1.87%	7.018	343	81.31	705
Indiana	11	1,715,177.98	0.49%	6.923	352	85.98	719
Iowa	10	1,540,935.50	0.44%	7.253	336	81.86	725
Kansas	6	556,031.60	0.16%	6.821	333	86.79	740
Kentucky	17	1,483,920.77	0.43%	8.018	318	83.72	665
Louisiana	32	3,588,908.93	1.03%	8.162	319	85.12	676
Maine	5	1,134,509.96	0.33%	6.320	355	71.72	680
Maryland	77	21,577,778.27	6.20%	7.479	338	82.11	676
Massachusetts	68	17,911,255.14	5.15%	7.025	338	76.19	697
Michigan	21	2,964,588.63	0.85%	7.057	334	87.85	707
Minnesota	22	4,539,884.16	1.31%	6.656	352	80.39	727
Mississippi	8	1,564,598.11	0.45%	7.144	343	79.56	696
Missouri	17	2,630,670.47	0.76%	7.235	326	85.33	717
Montana	1	103,272.25	0.03%	7.750	352	90.00	687
Nevada	24	5,710,818.26	1.64%	6.677	342	77.16	715
New Hampshire	7	1,414,443.22	0.41%	7.122	351	72.61	678
New Jersey	62	19,469,913.92	5.60%	7.222	345	80.00	690
New Mexico	6	1,272,444.23	0.37%	6.641	332	83.27	740
New York	134	41,582,564.01	11.96%	7.667	342	80.70	676
North Carolina	24	4,198,190.96	1.21%	8.016	344	89.58	684
North Dakota	1	165,025.12	0.05%	7.150	349	79.44	793
Ohio	6	1,086,174.59	0.31%	9.423	350	78.33	588
Oklahoma	11	1,190,288.14	0.34%	7.422	298	86.40	694
Oregon	11	1,892,850.63	0.54%	7.026	352	83.14	713
Pennsylvania	66	12,939,208.56	3.72%	7.673	338	84.20	676
Rhode Island	9	1,396,816.47	0.40%	7.002	339	71.88	706
South Carolina	21	4,154,559.30	1.19%	7.390	345	75.45	700
South Dakota	3	209,404.36	0.06%	6.941	335	79.61	724
Tennessee	40	4,918,479.52	1.41%	7.663	324	83.31	654
Texas	44	4,644,491.01	1.34%	7.389	316	79.88	691
Utah	6	620,268.44	0.18%	7.782	264	89.01	669
Virginia	64	19,295,999.58	5.55%	7.231	339	81.21	682
Washington	26	3,878,272.00	1.12%	7.139	336	79.78	707
Wisconsin	15	2,049,696.22	0.59%	7.292	306	82.77	720
Wyoming	4	792,144.61	0.23%	7.213	334	70.55	590
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	978,400.00	0.60%	4.900	358	80.00	722
2.000 - 2.499	5	3,267,011.61	1.99%	5.321	359	79.71	706
2.500 - 2.999	151	50,747,080.08	30.88%	6.541	352	80.19	713
3.000 - 3.499	18	10,208,660.83	6.21%	6.216	358	77.50	664
3.500 - 3.999	28	11,125,943.30	6.77%	6.875	358	81.62	666
4.000 - 4.499	36	12,982,294.63	7.90%	7.209	358	82.50	643
4.500 - 4.999	70	24,556,452.09	14.94%	7.737	358	82.59	649
5.000 - 5.499	45	14,808,598.78	9.01%	8.081	357	84.53	634
5.500 - 5.999	43	13,607,523.55	8.28%	8.741	358	85.68	604
6.000 - 6.499	26	10,304,430.15	6.27%	9.195	358	86.23	615
6.500 - 6.999	28	6,426,457.32	3.91%	9.601	357	86.88	607
7.000 - 7.499	5	1,823,749.24	1.11%	10.145	359	91.95	591
7.500 - 7.999	9	2,902,873.21	1.77%	9.011	354	75.06	621
8.000 - 8.499	1	498,590.16	0.30%	10.560	350	68.49	504
9.000 - 9.499	1	73,763.74	0.04%	10.000	341	80.00	503
9.500 - 9.999	1	37,826.44	0.02%	10.500	165	100.00	617
Total	468	164,349,655.13	100.00%	7.446	356	82.15	661

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	978,400.00	0.60%	4.900	358	80.00	722
2.000 - 2.499	5	3,267,011.61	1.99%	5.321	359	79.71	706
2.500 - 2.999	19	8,661,062.87	5.27%	6.393	356	79.06	715
3.000 - 3.499	18	10,208,660.83	6.21%	6.216	358	77.50	664
3.500 - 3.999	28	11,125,943.30	6.77%	6.875	358	81.62	666
4.000 - 4.499	35	12,854,069.85	7.82%	7.209	358	82.38	643
4.500 - 4.999	67	23,836,186.69	14.50%	7.758	358	82.37	649
5.000 - 5.499	40	13,313,823.11	8.10%	8.187	358	84.32	627
5.500 - 5.999	60	21,077,840.78	12.82%	7.723	355	81.55	651
6.000 - 6.499	59	22,087,402.77	13.44%	7.636	355	80.04	669
6.500 - 6.999	83	24,263,846.61	14.76%	7.463	353	85.46	681
7.000 - 7.499	19	5,366,953.54	3.27%	8.205	353	90.36	662
7.500 - 7.999	15	3,864,238.97	2.35%	8.081	353	81.19	658
8.000 - 8.499	6	1,359,422.82	0.83%	8.082	351	79.94	681
8.500 - 8.999	3	472,549.94	0.29%	8.614	347	83.93	637
9.000 - 9.499	1	129,283.95	0.08%	9.125	350	71.43	758
9.500 - 9.999	2	257,525.11	0.16%	9.791	343	79.35	529
10.000 -10.499	2	257,913.92	0.16%	10.000	346	74.68	503
10.500 -10.999	4	777,091.35	0.47%	10.623	340	74.64	513
12.000 -12.499	1	190,427.11	0.12%	12.090	352	100.00	582
Total	468	164,349,655.13	100.00%	7.446	356	82.15	661

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	3	1,271,175.13	0.77%	5.085	355	73.39	727
11.000 -11.499	8	4,844,600.06	2.95%	5.306	358	77.58	702
11.500 -11.999	30	13,597,011.64	8.27%	5.852	354	74.18	729
12.000 -12.499	46	19,053,946.79	11.59%	6.265	354	76.12	697
12.500 -12.999	91	31,547,574.38	19.20%	6.764	354	83.08	688
13.000 -13.499	53	17,820,525.25	10.84%	7.210	357	84.22	658
13.500 -13.999	77	25,209,723.77	15.34%	7.758	358	82.59	653
14.000 -14.499	44	15,150,140.41	9.22%	8.239	358	84.83	633
14.500 -14.999	47	15,052,481.97	9.16%	8.703	358	85.80	615
15.000 -15.499	26	9,131,458.37	5.56%	9.108	358	86.83	613
15.500 -15.999	27	7,280,649.80	4.43%	9.627	357	86.87	612
16.000 -16.499	4	1,438,563.74	0.88%	10.291	358	89.86	575
16.500 -16.999	5	1,654,685.94	1.01%	10.447	356	79.89	525
17.000 -17.499	2	329,599.42	0.20%	10.485	352	84.66	545
17.500 -17.999	4	777,091.35	0.47%	10.623	340	74.64	513
19.000 -19.499	1	190,427.11	0.12%	12.090	352	100.00	582
Total	468	164,349,655.13	100.00%	7.446	356	82.15	661

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1	128,224.78	0.08%	7.250	341	95.00	622
2.000	107	33,807,142.90	20.57%	6.718	351	82.47	713
3.000	324	117,931,261.81	71.76%	7.756	358	82.59	642
5.000	2	292,775.13	0.18%	5.705	346	51.28	742
6.000	34	12,190,250.51	7.42%	6.510	351	77.54	709
Total	468	164,349,655.13	100.00%	7.446	356	82.15	661

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	448	160,471,606.23	97.64%	7.423	356	82.24	663
1.500	16	3,074,336.09	1.87%	9.149	347	80.64	581
2.000	4	803,712.81	0.49%	5.557	347	68.59	698
Total	468	164,349,655.13	100.00%	7.446	356	82.15	661

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	2	171,599.18	0.10%	9.581	339	88.51	536
06/01/07	2	233,639.36	0.14%	9.049	340	86.84	565
11/01/07	1	37,826.44	0.02%	10.500	165	100.00	617
01/01/08	3	298,200.95	0.18%	8.750	347	77.70	563
02/01/08	3	795,836.39	0.48%	7.525	348	86.81	655
03/01/08	2	569,986.99	0.35%	10.244	350	69.93	519
04/01/08	1	264,231.35	0.16%	7.650	350	95.00	706
06/01/08	1	559,021.30	0.34%	8.000	352	80.00	658
07/01/08	4	1,126,249.50	0.69%	7.956	352	81.71	649
09/01/08	2	318,546.79	0.19%	8.484	355	96.24	574
10/01/08	1	329,399.29	0.20%	7.800	356	80.00	672
11/01/08	3	1,515,338.46	0.92%	10.046	357	91.08	573
12/01/08	137	46,811,842.19	28.48%	7.766	358	83.35	649
01/01/09	110	39,140,183.92	23.82%	8.255	359	83.33	616
02/01/09	4	1,350,288.07	0.82%	6.836	348	83.75	682
03/01/09	3	800,295.60	0.49%	6.903	349	80.75	684
04/01/09	26	10,011,227.34	6.09%	6.563	350	78.87	723
05/01/09	19	8,271,121.51	5.03%	6.695	351	82.03	713
06/01/09	48	11,146,551.63	6.78%	6.990	352	85.98	702
07/01/09	6	1,338,857.36	0.81%	6.498	353	73.46	720
09/01/09	1	195,726.91	0.12%	7.350	355	80.00	612
12/01/09	20	7,590,276.69	4.62%	6.880	358	84.04	667
01/01/10	11	5,925,112.00	3.61%	7.225	359	83.05	664
02/01/10	1	540,000.00	0.33%	5.400	360	79.41	722
12/01/10	1	187,304.84	0.11%	5.750	346	59.38	740
01/01/11	1	105,470.29	0.06%	5.625	347	36.90	745
02/01/11	1	331,855.05	0.20%	7.125	348	90.00	683
04/01/11	3	1,675,917.08	1.02%	6.407	350	60.19	691
05/01/11	14	6,223,825.80	3.79%	6.410	351	78.14	711
06/01/11	15	3,725,650.50	2.27%	6.652	352	82.53	716
07/01/11	1	233,002.08	0.14%	6.750	353	88.79	684
12/01/11	13	8,056,170.27	4.90%	6.266	358	76.42	700
01/01/12	8	4,469,100.00	2.72%	6.534	359	76.51	676
Total	468	164,349,655.13	100.00%	7.446	356	82.15	661

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
AAMES	1	16,594.96	0.00%	10.740	154	100.00	598
AMERIQUEST	751	154,588,974.08	44.45%	6.692	340	77.23	720
CENTEX	10	1,713,247.24	0.49%	9.309	348	78.17	546
COUNTRYWIDE	8	423,408.95	0.12%	9.293	254	94.84	596
FNLC	5	1,314,392.51	0.38%	8.940	352	81.85	627
FREMONT	19	966,913.26	0.28%	10.444	302	99.76	617
HSBC	6	343,500.16	0.10%	10.909	146	98.19	646
LONG BEACH MORTGAGE	2	141,683.26	0.04%	10.455	331	100.00	637
MERITAGE	3	106,276.39	0.03%	11.520	163	100.00	612
MORTGAGE LENDERS	697	177,053,580.07	50.91%	7.956	337	83.13	655
MORTGAGE NETWORK	42	10,490,884.62	3.02%	6.854	352	67.16	702
NEW CENTURY	12	477,156.27	0.14%	10.237	315	100.00	636
NOVASTAR	2	171,599.18	0.05%	9.581	339	88.51	536
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684
Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
CHASE	2	171,599.18	0.05%	9.581	339	88.51	536
CMC	763	163,488,845.27	47.01%	6.661	341	76.36	720
COUNTRYWIDE	14	766,909.11	0.22%	10.017	206	96.34	619
GMAC	66	3,261,811.13	0.94%	10.693	312	99.93	632
OCWEN	697	177,053,580.07	50.91%	7.956	337	83.13	655
WELLS FARGO	16	3,065,466.19	0.88%	9.166	347	80.02	582
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,328	254,862,595.21	73.28%	7.626	332	80.59	680
60	194	77,660,669.22	22.33%	6.788	354	80.02	696
84	14	8,877,201.16	2.55%	6.279	358	74.69	694
120	22	6,407,745.36	1.84%	6.800	352	69.71	720
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent Second	1,328	279,484,478.28	80.36%	7.395	334	80.25	688
Silent Second	230	68,323,732.67	19.64%	7.363	357	79.54	672
Total	1,558	347,808,210.95	100.00%	7.389	338	80.11	684